EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT dated January 21, 2005, by and between HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust (the "Company"), and DAVID DESFOR (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Company desires to employ the Executive to serve as the President and Chief Operating Officer; and

     WHEREAS, the parties desire to enter into this Employment Agreement effective as of January 1, 2005 as set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual obligations hereinafter set forth the parties agree as follows:

     1.     EMPLOYMENT.  The Company shall employ the Executive, and the
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Executive agrees to be so employed, as the President and Chief Operating Officer of the Company on the terms set forth herein.

     2.     TERM.  The term (the "Term") of the Executive's employment hereunder
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shall commence on January 1, 2005 and unless earlier terminated in accordance with the terms hereof, shall expire on December 31, 2006, if written notice of non-renewal is given not later than July 3, 2006 by either party to the other party, and if no such notice is given, this Agreement shall continue until terminated by either party upon not less than one hundred eighty (180) days' prior notice to the other party setting forth the effective date of termination (which may be given as early as July 4, 2006). Notwithstanding the foregoing, termination of this Agreement and any termination of the Executive's employment hereunder shall be subject to the provisions of Sections 9, 10 and 11 of this Agreement.

     3.     SERVICES.  The Executive shall devote such amount of his time and
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attention to the Company's affairs as are necessary to perform his duties to the
Company as determined by the Company's Board of Directors (the "Board"). The Executive shall have authority and responsibility with respect to the day-to-day operations and management of the Company and Hersha Hospitality Limited Partnership (the "Partnership"), for which the Company currently serves as sole general partner, and the Company's other subsidiaries ("Subsidiary") (collectively "Affiliates"), as well as implementation of the long range growth strategy of the Company and Affiliates consistent with direction from the Board.


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     4.     COMPENSATION.
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          (a)     During the Term, the Company shall pay the Executive for his services an initial annual base salary of __________________________, to be paid in accordance with the Company's regular payroll procedures, subject to any increases approved by the Board.

          (b) In addition to the base salary, the Executive may be entitled to receive other incentive compensation, including but not limited to, grants of stock options or shares of stock of the Company, which awards shall be made (if at all) in consideration of and as an incentive for services performed solely for the Company, in accordance with rules and criteria established by the Compensation Committee and approved by the Board. Such criteria may include, but not be limited to, the growth in the Company's net income per share, funds from operations per share or other performance goals.

     5.     [INTENTIONALLY LEFT BLANK]

     6.     EXPENSES.  The Company recognizes that the Executive will have to
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incur certain out-of-pocket expenses, including but not limited to travel expenses, related to his services and the Company's business and the Company agrees to reimburse the Executive for all reasonable expenses necessarily incurred by him in the performance of his duties upon presentation of a voucher or documentation indicating the amount and business purposes of any such expenses and in accordance with applicable rules of the Internal Revenue Service.

     7.     [INTENTIONALLY LEFT BLANK]

     8.     DEFINITIONS.  For purposes of this Agreement, the following terms
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shall have the following definitions:

          (a)     "Voluntary Termination" means, subject to the provisions of
Section 11 hereof, the Executive's voluntary termination of his employment hereunder, which may be effected by the Executive giving the Board not less than sixty (60) days' prior written notice of the Executive's desire to terminate his employment as of a specified date or the Executive's failure to provide the services described in Section 3 hereof for a period greater than four consecutive weeks by reason of the Executive's voluntary refusal to perform such services as determined by the Board. Notwithstanding the foregoing, if the Executive gives notice of Voluntary Termination and, prior to the expiration of the notice period, the Executive voluntarily refuses or fails to provide the services described in Section 3 hereof for a period greater than two consecutive weeks, the Company may, in its discretion, accelerate the Voluntary Termination effective the date on which the Executive so ceases to carry out his duties as determined by the Board. For purposes of this Section 8, voluntary refusal to perform services shall not include taking vacation otherwise permitted, the Executive's failure to perform services on account of his illness or the illness of a member of his immediate family (provided such illness is adequately substantiated at the reasonable request of the Company), or any other absence from service with the written consent of the Board. A Voluntary Termination shall not include the Executive's resignation with Good Reason following a Change in Control (as defined below).


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          (b)     "Termination Without Cause" means the termination of the
Executive's employment by the Company for any reason other than Voluntary Termination or Termination With Cause.

          (c) "Termination With Cause" means the termination of the Executive's employment by act of the Board for any of the following reasons:

               (i)      the Executive's conviction of a felony;

               (ii) the Executive's theft, embezzlement, misappropriation of or intentional and malicious infliction of damage to the Company's (or its subsidiaries') property or business opportunity;

               (iii) the Executive's breach of the covenants in Section 12 hereof;

               (iv) the Executive's neglect of his duties or responsibilities hereunder or his failure or refusal to follow any written direction of the Board or any duly constituted committee thereof, which failure continues for a period of twenty (20) calendar days after Company provides Employee written notice (other than as a result of the Executive's physical or mental inability to perform the services described in Section 3 above, which is addressed in Section 10 below); and

               (v) the Executive's abuse of alcohol, drugs or other substances, or his engaging in other deviant personal activities in a manner that, in the reasonable judgment of the Board, adversely affects the reputation, goodwill or business position of the Company.

     9.     VOLUNTARY TERMINATION; TERMINATION WITH CAUSE.  If (i) the Executive
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shall cease being an employee of the Company on account of a Voluntary
Termination or (ii) there shall be a Termination With Cause, the Executive shall not be entitled to any compensation after the effective date of such Voluntary Termination or Termination With Cause (except base salary and vacation accrued but unpaid on the effective date of such event). In the event of a Voluntary Termination (except for the Executive's resignation for Good Reason following a Change in Control as defined by Paragraph 11), or Termination With Cause, the Executive shall continue to be subject to the covenants contained in Section 12 hereof.

     10.     DEATH OR DISABILITY; TERMINATION WITHOUT CAUSE.
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          (a)     Upon (i) the death of the Executive, or (ii) Disability of the
Executive, this Agreement shall terminate and the Company shall continue to pay the Executive or his heirs, devisees, executors, legatees or personal representatives, as appropriate, the payments of the Executive's base salary then in effect through the month following the month in which such event occurs plus vacation accrued but unpaid as of the termination date. For purposes hereof, a "Disability" means the Executive's becoming permanently disabled within the meaning of the Company's long-term disability plan then in effect for, or applicable to, the Executive. If the Company does not provide any such benefit, then at the request of the Company, the Executive shall promptly make himself available for


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an examination by a physician selected by the Company who is board certified in a practice area selected by the Company, and to follow the recommendation of such physician regarding further examination and testing. The issue to be presented to the physician for determination is whether the Executive suffers from a mental or physical incapacity which materially inhibits or prevents him from carrying out the duties of his full-time employment as described herein, and, if so, whether such condition is more likely than not to exist for a period in excess of one hundred twenty (120) days. The Executive intends for the Company to be treated as Executive would be with respect to his rights regarding the use and disclosure of his individually identifiable health information or other medical records. This release authority applies to any information governed by the Health Insurance Portability and Accountability Act of 1996 (a/k/a HIPAA), 42 USC 1320d and 45 CFR 160-164 and authorizes: any physician, health-care professional, dentist, health plan, hospital, clinic, laboratory, pharmacy or other covered health-care provider, any insurance company and the Medical Information Bureau Inc. or other health-care clearinghouse that has provided treatment or services to him, or that has paid for or is seeking payment from him for such services, to give, disclose and release to the Company, without restriction, all of his individually identifiable health information and medical records regarding any past, present or future medical or mental health condition, including all information relating to the diagnosis and treatment of HIV/AIDS, sexually transmitted diseases, mental illness, and drug or alcohol abuse.

          (b) Upon a Termination Without Cause, the non-recruitment restrictions contained in Section 12(a)(iii) shall apply, except for a Termination Without Cause during the 12-month period following a Change of Control (as defined below). In all other respects, upon a Termination Without Cause (other than a Termination Without Cause during the 12 month period following a Change of Control (as defined below), which shall be governed by the provisions of Section 11 below) this Agreement shall terminate and the Company shall continue to pay the Executive the payments of the Executive's base salary then in effect through the end of the twelfth month following the month in which the Termination Without Cause occurs (or if shorter, the base salary for the balance of the Term), as well as accrued but unused vacation to the date of termination.

     11.     CHANGE OF CONTROL COMPENSATION.
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          (a)     Compensation.  In the event of a Termination Without Cause or the Executive's resignation for Good Reason (as defined below) within 12 months following a Change of Control (as defined below), the Company shall (i) fully vest the Executive's share awards and stock options, regardless of any vesting schedule, (ii) pay the Executive any base salary and any expenses reimbursable to the Executive by the Company, each through the date of the termination, (iii) pay a benefit (the "Change of Control Bonus") equal to two (2) times the Executive's then annual base salary, and (iv) pay the insurance benefit described below; less however, that amount, if any, which would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended. At the Executive's election, the Change of Control Bonus may be made in one lump sum upon Change of Control or in twenty-four (24) equal monthly payments for the twenty-four (24) months following such termination. In addition, the Company shall cause the Executive's insurance benefits, as in effect immediately prior to the termination, to remain in effect for eighteen
(18) months following the date of termination upon the same terms, and at the same cost to the


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Executive, as in effect immediately prior to termination.  The Executive shall also receive accrued vacation to the date of termination.

          (b) A "Change of Control", for purposes of this Agreement, shall be deemed to have occurred if, at any time during the Term, any of the following events occurs:

               (i)      any "person", as that term is used in Section 13(d) and
Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is, a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

               (ii) individuals who, as of the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors constituting a majority of the numbers of directors of Company then in office;

               (iii) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, or securities of the Company are exchanged for securities of another corporation or other legal person, and immediately after such merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

               (iv) the Company in any transaction or series of related transactions, sells all or substantially all of its assets to any other corporation or other legal person and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or sales are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such sale;

               (v) the Company and its affiliates shall sell or transfer of (in a single transaction or series of related transactions) to a non-affiliate business operations or assets that generated at least two-thirds of the consolidated revenues (determined on the basis of the Company's four most recently completed fiscal quarters for which reports have been filed under the Exchange Act) of the Company and its subsidiaries immediately prior thereto;

               (vi) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K (or any successor, form or report or item therein) that a change in control of the Company has occurred; or

               (vii) any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this sentence.


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          (c)     Certain Transactions.  Notwithstanding the provisions of
Section 11(b)(i) or 11(b)(vi) hereof, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company, a Change of Control shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 20% or more of the voting securities or (iii) any Company-sponsored employee stock ownership plan, or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item thereon) under the Exchange Act, disclosing beneficial ownership by it of shares of stock of the Company, or because the Company reports that a Change of Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

          (d) Good Reason. "Good Reason," for purposes of this Agreement, shall be deemed to mean any of the following:

               (i) a change in the Executive's position or responsibilities (including reporting responsibilities) which materially diminishes the Executive's position or responsibilities as in effect immediately prior to a Change of Control; the assignment to the Executive of any duties or responsibilities which are materially inconsistent with such position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect the Executive to any of such positions, except in connection with a Termination with Cause as defined in Section 8(c) as a result of the Executive's death or Disability, or by Voluntary Termination;

               (ii) a reduction (unless performance justified) in the Executive's base salary bonus arrangement as in effect on the date hereof or as the same may be increased from time to time;

               (iii) the Company's requiring the Executive to be based at any place other than a location within a thirty-mile radius of New Cumberland, Pennsylvania or Philadelphia, Pennsylvania, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change of Control;

               (iv) the failure by the Company to continue to provide the Executive with compensation and benefits provided for under this agreement or benefits substantially similar to those provided to the Executive under any of the employee benefit plans in which the Executive is or becomes a participant, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change of Control;

               (v) any material breach by the Company of any provision of this Agreement; or

               (vi) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement.


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     12.     PROTECTION OF CONFIDENTIAL INFORMATION; NONCOMPETITION;
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NON-RECRUITMENT
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          (a)     Covenant.  The Executive acknowledges that his employment by
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the Company, will, throughout the Term, bring him into close contact with many confidential affairs of the company, including, without limitation, information about ownership of the company, customer lists, costs, profits, markets, sales, key personnel, pricing polices, and other business affairs and methods and other information not readily available to the public, and plans for future development. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of the foregoing, Executive covenants and agrees:

               (i) the Executive shall use all reasonable efforts to protect the confidential matters of the Company and shall keep secret all such confidential matters, including without limitation, the terms and provisions of this Agreement, and shall not intentionally disclose such matters to anyone outside of the Company except as required in the performance of his duties under this Agreement, either during or after the Term, except with the Company's written consent, provided that: (1) Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of Executive's breach of his obligations hereunder; (2) Executive may, after giving prompt written notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory proceedings; and (3) Executive may disclose the terms and provisions of this Agreement to his spouse and legal tax and financial advisors, provided however, they agree in writing to be bound by the confidentiality provisions hereof;

               (ii) The Executive shall deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents, and all copies thereof relating to the Company's business, which Executive obtained while employed, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control other than publicly available documents or documents related to the terms and conditions of Executive employment;

               (iii) Non-Recruitment. Independent of the foregoing provisions, the Executive agrees that, during the term of the Executive's employment by the Company and for a period of twelve (12) months thereafter, except for a Termination without Cause during the 12 month period following a Change of Control or a Voluntary Termination for Good Reason during the 12 month period following a Change of Control, the Executive shall not, without the prior written consent of the Company: (1) directly or indirectly, cause any person engaged or employed by the Company or any of its subsidiaries, (whether part-time or full-time and whether as an officer, employee, consultant, agent, adviser or independent contractor) to voluntarily leave the employ of or engagement with, the Company or any of its subsidiaries or to cease providing services to or on behalf of the Company or any of its subsidiaries, or (2) in any manner seek to engage or employ any such person (whether or not for compensation) as an officer, employee, consultant, agent, adviser or independent contractor for any person other than the Company or any of its subsidiaries (other than legal or accounting advisors).


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          (b)     Noncompete.  The Executive expressly covenants and agrees that
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he will not directly or indirectly, without the prior written consent of the
Board, at any time while employed by the Company and for a period of one year (plus the length of time that Executive is in violation of this provision) following the date of that Executive's employment terminates (1) for cause (as defined in Section 8(c)) or (2) for voluntary termination (as defined by Section 8(a)), other than for Good Reason following a Change in Control (as defined in
Section 11), enter into or engage generally in direct or indirect competition with the Company either as an individual on his own or as a partner or joint venture, or as a director, officer, shareholder, employee or agent for any person nor render any services to any person or entity that competes with the Company or any Affiliate. For the purposes of this section, the Executive or any person or entity shall be deemed to "compete" with the Company or any Affiliate if the Executive personally engages, owns or provides services to any entity engaged in the ownership or management of hospitality units located in the United States east of the Mississippi including but not limited to Ashford Hospitality Trust, Inc., Boykin Lodging Company, Equity Inns, Inc., Highland Hospitality Corp., Innkeepers USA Trust, LaSalle Hotel Properties and Winston Hotels, Inc.

          (c)     Specific Remedy-Injunctive Relief.  The parties agree that the
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restrictions outlined in sections 12 (a) and (b) are reasonable and necessary protections of the immediate interests of the Company and that the Company would not have entered into this Agreement without receiving additional consideration offered by Executive and binding himself to these restrictions. In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if Executive commits a breach of any of the provisions of Section 12(a) or 12(b), the Company shall have the right and remedy to have such provision specifically enforced by any Court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that monetary damages will not provide an adequate remedy to the Company. In the event that, notwithstanding the foregoing, a restriction or any portion thereof, contained in Section 12(a) or 12(b) is deemed to be unreasonable by a court of competent jurisdiction, Executive and the Company agree that such restriction, or portion thereof, shall be modified in order to make it reasonable and shall be enforceable accordingly.

          (d)     Consideration.  The parties acknowledge the requirement that
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the currently employed Executive be provided good and valuable consideration for providing the restrictions set forth in Section 12(a) and 12(b). Therefore, in consideration of the foregoing restrictions, the Company shall allow the Executive to participate in the Company's long-term incentive program, the terms of which shall be separately specified and incorporated by reference herein.

     13.     NOTICES.  All notices or deliveries authorized or required pursuant
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to this Agreement shall be deemed to have been given when in writing and personally delivered or when deposited in the U.S. mail, certified, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:


             To the Company:           Hersha Hospitality Trust, Inc.
                                       148 Sheraton Drive
                                       New Cumberland, PA 17070


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             To the Executive:         David  Desfor
                                       ________________________
                                       ________________________

     14.     ENTIRE AGREEMENT.  This Agreement contains the entire understanding
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between the parties hereto with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of the parties hereto; provided, however, that any amendment or termination of the covenant of noncompetition in Section 12 must be approved by a majority of the directors of the Company other than the Executive, if the Executive is then a director of the Company. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

     15.     ARBITRATION.
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          (a)     All disputes (except for those arising pursuant to Section 12)
arising out of, relating to or concerning this Agreement, the breach of this Agreement, the employment of Executive, or the termination of Executive's employment shall be resolved pursuant to this Section 15. This includes all claims or disputes whether arising in tort or contract and whether arising under statute or common law, including Title VII, the ADA, the ADEA, and all other federal and state employment statutes. Any such dispute will be resolved by arbitration held in Harrisburg, Pennsylvania under the Employment Dispute rules of the American Arbitration Association. This agreement to arbitrate will be specifically enforceable.

          (b) Executive and Company agree that he or it must file any arbitration with the AAA and serve on the other party within sixty (60) days after the date on which the dispute arose.

          (c) Subject to Section 15(e) below, each party shall bear its own expenses for arbitration, including attorney and witness fees and expenses, except that the fee of the arbitrator shall be borne solely by the Company.

          (d) Upon a request for arbitration under this Agreement, the parties shall confer with each other for the purpose of attempting to select a single independent arbitrator. In the event that the parties cannot agree to the selection of an arbitrator within thirty days of notice of arbitration, three (3) individuals shall serve as arbitrators in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association. One of the arbitrators shall be selected by Executive and another by Company. The two arbitrators so selected shall select a third arbitrator. The finding of a majority of the arbitrators shall be final and binding on the parties. The agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction.

          (e) The prevailing party in connection with such arbitration shall be entitled to recover from the other party reasonable sums as attorney fees and expenses in connection with such


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action, except that the fee of the arbitrator shall be borne solely by the
Company regardless of outcome.

          (f) The arbitrators will have no authority to extend, modify, or suspend any of the terms of this Agreement. The arbitrators will make the award in writing and shall accompany it with an opinion discussing the evidence and setting forth the reasons for the award. The decision of the arbitrators within the scope of the submission will be final and binding on both parties, and any right to judicial action on any matter subject to arbitration hereunder is waived (unless otherwise required by applicable law), except suit to enforce this arbitration award and any rights to vacate or modify the arbitration award in accordance with the Uniform Arbitration Act as enacted in Pennsylvania. The arbitrators shall have authority to award all relief provided for by such relevant laws at issue. If the rules of the AAA differ from those of this Section, the provisions of this Agreement will control.

     16.     APPLICABLE LAW.  Except to the extent pre-empted by federal law,
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this Agreement shall be construed in accordance with the laws of the
Commonwealth of Pennsylvania without regard to internal conflict of law principles and any litigation or legal action concerning this Agreement, not otherwise waived or subject to arbitration, shall be brought before a state or federal court of competent jurisdiction in Harrisburg, Pennsylvania.

     17.     ASSIGNMENT.  The Executive acknowledges that his services are
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unique and personal.  Accordingly, the Executive may not assign his rights or delegate his duties or obligations under this Agreement. The Company's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company's successors and assigns.

     18.     HEADINGS.  Headings in this Agreement are for convenience only and
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shall not be used to interpret or construe its provisions.

     IN WITNESS WHEREOF, the Parties hereto have executed this Employment Agreement as of the date first set forth above.


                                        HERSHA HOSPITALITY TRUST


                                        BY:_______________________________



                                        EXECUTIVE


                                        __________________________________
                                        David Desfor


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